EXHIBIT 10.13

               COLLATERAL AGENCY AND
              INTERCREDITOR AGREEMENT


             Dated as of July 31, 1996


                       among


        PANDA-ROSEMARY FUNDING CORPORATION,


               PANDA-ROSEMARY, L.P.,


                  THE L/C ISSUER,


      THE TRUSTEE UNDER THE TRUST INDENTURE,


               THE DEPOSITARY AGENT,


               THE COLLATERAL AGENT,


                        and


      THE OTHER SECURED PARTIES NAMED HEREIN




                  TABLE OF CONTENTS
                                                          Page

                     ARTICLE I
                    Definitions

Section 1.1. Capitalized Terms                              3
Section 1.2  Definitions; Construction                      3

                    ARTICLE II
    Priority and Administration of Collateral

Section 2.1  Priority of Security Interests                 5
Section 2.2  Controlling Provisions                         5
Section 2.3  Exercise of Rights                             6
Section 2.4  Actions Upon a Trigger Event                   7
Section 2.5  Instructions to Depositary Agent               7
Section 2.6  Receipt of Money or Proceeds                   8
Section 2.7  Additional Secured Parties                     8

                    ARTICLE III
       Right and Duties of Collateral Agent

Section 3.1  Appointment and Duties of Collateral Agent     8
Section 3.2  Rights of Collateral Agent                     9
Section 3.3  Lack of Reliance on the Collateral Agent       11
Section 3.4  Indemnification                                12
Section 3.5  Resignation or Removal of the Collateral Agent 13
Section 3.6  Court Orders                                   13

                    ARTICLE IV
                      General

Section 4.1  Agreement for Benefit of Parties Hereto        14
Section 4.2  Severability                                   14
Section 4.3  Notices                                        14
Section 4.4  Successors and Assigns                         15
Section 4.5  Counterparts                                   15
Section 4.6  Governing Law                                  15
Section 4.7  No Impairments of Other Rights                 15
Section 4.8  Amendment; Waiver                              15
Section 4.9  Headings                                       15
Section 4.10 Termination                                    16
Section 4.11 Entire Agreement                               16
Section 4.12 Limitation of Liability                        16
Section 4.13 Execution in Lieu of Agent                     17
Section 4.14 Representations                                17
Section 4.15 Conflicts With Other Security Documents        17

Schedule 1   Form of Designation Letter



                        COLLATERAL AGENCY AND
                       INTERCREDITOR AGREEMENT

     This COLLATERAL AGENCY AND INTERCREDITOR AGREEMENT, dated as of July 31, 1996 (this "Agreement"), among Panda-Rosemary Funding Corporation, a Delaware corporation (together with its successors and assigns, the "Company"), Panda-Rosemary, L.P., a Delaware limited partnership (together with its successors and assigns, the "Partnership," the Partnership collectively with the Company referred to as the "Borrowers"), Bayerische Vereinsbank AG, the agent or issuer under a Credit Bank Reimbursement Agreement (as defined in the Indenture (referred to below)) (together with its successors and assigns, the "L/C Issuer"), Fleet National Bank, a national banking association established under the laws of the United States, the trustee under the Denture (together with its successors and assigns, the "Trustee") on behalf of the holders of the Bonds (as defined in the Indenture), Fleet National Bank, the agent under the Depositary Agreement (as defined in the Indenture) (together with its successors and assigns, the "Depositary Agent"), any trustees, agents or creditors under any other Financing Documents (as defined below) that becomes a party hereto pursuant to Section 2.7 hereof, and Fleet National Bank, the collateral agent appointed hereunder for the Secured Parties (as defined below) (together with its successors and assigns, the "Collateral Agent").

                        W I T N E S S E T H:

     WHEREAS,  the  Partnership owns a natural  gas-fired  180
megawatt electrical generating facility in Roanoke Rapids, North Carolina (the "Project");

     WHEREAS, the Company is a wholly-owned subsidiary of the Partnership, formed for the purposes of facilitating the refinancing of the Project;

     WHEREAS, the Company has duly authorized the creation and issuance of its bonds to be issued in one or more series from time to time (the "Bonds") pursuant to the Trust Indenture, dated as of July 31, 1996 (the "Indenture"), among the Company, the Partnership and the Trustee;

     WHEREAS, the Company will lend all of the proceeds of the sale of the Bonds of the initial series to the Partnership to decease another indenture pursuant to which bonds were issued to finance the cost of constructing the Project and for the purpose of, among other things, finding certain reserve funds, redeeming the limited partnership interests in the Partnership owned by Ford Motor Credit Company, and paying closing costs;

     WHEREAS, all of the Company's obligations under the Bonds will be unconditionally guaranteed by the Partnership under one or more guarantees (the "Partnership Guarantees");

     WHEREAS, in order to satisfy certain requirements of the Partnership under the Project Agreements (as defined in the Indenture), the Partnership may incur indebtedness as permitted under the Indenture in connection with the issuance of letters of credit by the Credit Banks (as defined in the Indenture) pursuant to a Credit Bank Reimbursement Agreement;

    WHEREAS, in that connection, pursuant to Section 13.4 of the Vepco Power Purchase Agreement referred to in the Indenture, the Partnership is required to post a letter of credit in the amount of $4,950,000 for the benefit of Virginia Electric and Power Company and the L/C Issuer has agreed to provide such letter of credit for the account of the Partnership under a Credit Bank Reimbursement Agreement;

     WHEREAS, in order to pay Operating Expenses (as defined in the Indenture), the Partnership may incur indebtedness as permitted under the Indenture in the form of working capital loans made by the Credit Banks under a Credit Bank Working Capital Agreement;

     WHEREAS, the Partnership may incur additional debt, including, without limitation, any bonds, debenture, promissory notes or other evidences of such indebtedness, as permitted under the Indenture, either directly or indirectly through the Company, to finance certain modifications and enhancements to the Project in the fixture ("Additional Permitted Debt," as that term is defined In the Indenture);

     WHEREAS, the Partnership may enter into Interest Rate Protection Agreements (as defined in the Indenture) with a Permitted Counterparty (as defined in the Indenture), either directly or indirectly through the Company, in connection with the Additional Permitted Debt of the Partnership;

     WHEREAS, the Partnership, the Company, the Depositary Agent and the Collateral Agent have entered into the Depositary Agreement in order to, among other things, appoint the Depositary Agent to hold and administer the proceeds of insurance and revenues generated by the Project and other amounts;

     WHEREAS, all obligations of the Partnership and the Company under a Credit Bank Reimbursement Agreement, a Credit Bank Working Capital Agreement, the Indenture, the Company Loan Agreement (as defined in the Depositary Agreement), the Partnership Guarantees, the Interest Rate Protection Agreements, and the Additional Permitted Debt documents will be secured as set forth in the Security Documents (as hereinafter defined); and

     WHEREAS, the parties hereto desire to enter into this Agreement to set forth their mutual understanding with respect to (a) the exercise of certain rights, remedies and options by the respective parties hereto under the above described documents, (b) the priority of their respective security interests created by the Security Documents and (c) the appointment of the Collateral Agent.

     NOW, THEREFORE, for and in consideration of the premises and mutual covenants herein contained and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby covenant and agree as follows:

                     ARTICLE I
                    Definitions

    Section 1.1 Capitalized Terms. Each capitalized term used herein and not otherwise defined herein shall have the definition assigned to such term in the Indenture, as such definition exists on the Closing Date.

    Section 1.2 Definitions; Construction. For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

         (a) the terms defined in this Article have the meanings assigned to them In this Article, and include the plural as well as the singular;

         (b)  all  references in this Agreement  to  designate
    "Articles," "Sections" and other subdivisions are to the designated Articles, Sections and other subdivisions of this Agreement;

         (c) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision;

         (d) unless otherwise expressly specified, any agreement, contract or document defined or referred to herein shall mean such agreement, contract or document (including any classification letters relating thereto) as in effect as of the date hereof, as the same may thereafter be amended, supplemented or otherwise modified from time to time in accordance with the terms of the Indenture, the other Project Documents and any other Financing Documents and including any agreement, contract or document in substitution or replacement of any of the foregoing;

         (e) unless the context clearly intends to the contrary, pronouns having a masculine or feminine gender shall be deemed to include the other; and

        (f) any reference to any Person shall include its successors and assigns.

     "Agreement" shall have the meaning specified in the first paragraph of this Agreement.

     "Authorized Representative" of any entity means the person or persons authorized to act on behalf of such entity by its or its general partner's Board of Directors, as the case may be, or any other governing body of such entity.

     "Borrowers", shall have the meaning specified in the first paragraph of this Agreement.

     "Collateral Agent Claims" means all obligations of the Secured Parties and the Borrowers, now or hereafter existing, to pay fees, costs and expenses to the Collateral Agent pursuant to Sections 3.2(g) and 3.4 hereof and the Security Documents.

    "Combined Exposure" means, as of any date of calculation, the sum of (i) the aggregate principal amount of all Bonds Outstanding and Additional Permitted Debt (if any) outstanding as of such calculation date, (ii) the aggregate principal amount of all loans outstanding and any other amounts owed as of such calculation date under the Credit Bank Working Capital Agreement, (iii) the aggregate amount of all undrawn Financing Commitments as of such calculation date under the Credit Bank Working Capital Agreement, if any, which, as of such calculation date, the Credit Banks have no right to terminate;
(iv) the maximum amount available to be drawn as of such calculation date under the letter of credit issued pursuant to a Credit Bank Reimbursement Agreement; (v) the aggregate amount of the reimbursement obligation outstanding, and the aggregate principal amount of all loans made and still outstanding and any other amounts owed, in each case as of such calculation date pursuant to a Credit Bank Reimbursement Agreement in connection with drawings made, or available to be made, on letters of credit issued under a Credit Bank Reimbursement Agreement; and (vi) the termination payment due and owing as of such calculation date or which the Permitted Counterparty thereunder has a right to cause to be due and owing as of such calculation date under any Interest Rate Protection Agreements.

     "Debt Termination Date" means the date on which all Financing Liabilities, other than contingent liabilities and obligations which are unassorted at such date, have been paid and satisfied in full and all Financing Commitments have been terminated.

     "Designation  Lender"  means  any  lender  executed   and
delivered pursuant to Section 2.7 hereof and substantially in the form of Schedule I hereto.

     "Event of Default" shall mean an "event of default" (or correlative term) under any Financing Document.

     "Financing Commitment" means any commitment pursuant to the Financing Documents to provide credit to the Borrowers or either of them.

     "Financing Documents" means all agreements, documents and
instruments   evidencing   and/or   securing   the   Financing
Liabilities.

     "Financing Liabilities" means all indebtedness liabilities and obligations of the Borrowers (including, but not limited to, principal, interest, fees, reimbursement obligations, penalties, indemnities and legal and other expenses, whether due after acceleration or otherwise) to the Secured Parties (of whatsoever nature and howsoever evidenced) under or pursuant to the Indenture, the Partnership Guarantees, the Partnership Notes, the Bonds, any Credit Bank Working Capital Agreement, any Credit Bank Reimbursement Agreement, any Additional Permitted Debt Documents, any Interest Rate Protection Agreements and the Security Documents, to the extent arising on or prior to the Debt Termination Date, in each case, direct or indirect, primary or secondary, fixed or contingent, now or hereafter arising out of or relating to any such agreements.

     "Required Creditors" means, at any time, Persons that  at
such   time  hold  (or  act  as  a  trustee,  agent  or  other
representative for Persons that hold) at least 50.1% of the Combined Exposure.

    "Responsible Officer", when used with respect to the Collateral Agent, shall mean any officer the Corporate Trust Office (or any successor group of the Collateral Agent) including any vice president, assistant vice president, assistant secretary, assistant treasurer or any other officer of the Collateral Agent customarily performing functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of his knowledge and familiarity with the particular subject.

     "Secured Parties" means, subject to the second sentence of Section 4.10, the Trustee (as agent for and representative of the Holders of the Bonds), the L/C Issuer (for itself as a Credit Bank), and any trustee, agent or creditor under any of the other Financing Documents that becomes a party to this Agreement pursuant to Section 2.7.

     "Secured Party" means, as appropriate, any one of the Secured Parties.

     "Security  Documents" means, collectively, the Collateral
Documents  (not  including  this  Agreement)  and  any   other
document or agreement evidencing a Security Interest.

     "Security  Interest" means any perfected and  enforceable
Lien on Collateral granted to the Collateral Agent pursuant to the requirements of any applicable Financing Document.

     "Trigger Event" means at least 50.1% of the Combined Exposure shall have been declared to be, or shall automatically have become, due and payable (and shall not have been rescinded) under the Financing Documents, as determined by the Collateral Agent based upon the written notices provided to the Collateral Agent by the Secured Parties pursuant to Section 2.4 hereof.

     "Trigger  Event Date" shall have the meaning set forth  in
Section 2.5 hereof.

                    ARTICLE II
     Priority and Administration of Collateral

     Section 2.1 Priority of Security Interests. Each Secured Party agrees that the Security Interest of each Secured Party in any Collateral ranks and will rank equally in priority with the Security Interest of the other Secured Parties in the same Collateral.

     Section 2.2 Controlling Provisions. Notwithstanding anything to the contrary in Section 2.1, the priorities specified in this Agreement and in the Depositary Agreement with respect to (i) the Collateral, (ii) all proceeds of the Collateral (including without limitation all Casualty Proceeds, Eminent Domain Proceeds and Title Insurance Proceeds) and (iii) all amounts and funds retained in accordance with the Depositary Agreement, in each case are applicable irrespective of any statement to the contrary in any Financing Document, Security Document or any other agreement, the time or order or method of attachment or perfection of Liens, the time or order of filing of financing statements, or the giving or failure to give notice of the acquisition or expected acquisition of purchase money or other security interests and, to the extent not provided for in this Agreement, the rights and priorities of the Secured Parties shall be determined in accordance with applicable law.


    Section 2.3 Exercise of Rights. So long as any Financing Liabilities remain outstanding in respect of more than one
Secured Party, each of the Secured Parties hereby acknowledges and agrees as follows:

     (a) The Collateral shall administer the Collateral in the manner contemplated by the Security Documents and this Agreement and, upon the occurrence and continuance of a Trigger Event, the Collateral Agent shall exercise, upon the written instruction of the Required Creditors in accordance with Sections 2.3, 2.4 and 2.5 hereof, such rights and remedies with respect to the Collateral as are granted to it under the Security Documents, this Agreement and applicable law; provided, however, that, in exercising such rights and remedies, the Collateral Agent shall not amend, modify or supplement (or agree or consent to any such amendment, modification or supplement), directly or indirectly or in the name of the Borrowers, any Project Agreement if such amendment, modification or supplement shall adversely affect any Secured Party in any material respect unless the Collateral Agent shall have obtained the prior written consent of such Secured Party to such amendment, modification or supplement. The Partnership or the Company shall provide written notice of any such proposed amendment, modification, or supplement of any Project Agreement that is to be made after  a  Trigger  Event to the Collateral Agent  (other  than those initiated by the Collateral Agent) at least 20 days prior to the effective date of the same and the Collateral Agent shall provide each Secured Party with at least 15 days prior written notice of all such proposed amendments, modification or supplements to the Project Agreements. No Secured Party shall be required to respond to any request for a proposed amendment, modification or supplement of a Project Agreement prior to the 15th day after the giving of such written notice.

     (b) No Secured Party and no class or classes of Secured Parties shall have any right, other than in accordance with Sections 2.3, 2.4 and 2.5 hereof, to (i) sell, exchange, release, not perfect and otherwise clear with any property at any time pledged, assigned or mortgaged to secure the Financing Liabilities in accordance with the Security Documents, (ii) exercise or refrain from exercising any rights to direct the Collateral Agent to take any action in respect of the Collateral, or (iii) to take any other action with respect to the Collateral (A) independently of the Collateral Agent or (B) other than to direct the Collateral Agent to take action in accordance with Sections 2.3, 2.4 and 2.5 hereof. Any of the Secured Parties or the Collateral Agent may, at any time and from time to time, (i) amend in any manner any outstanding Financing Documents to which they are a party in accordance with the terms thereof, (ii) release anyone liable in any manner under or in respect of such Secured Party's Financing Liabilities in accordance with the terms of the Financing Documents to which they are a party, (iii) sell, exchange, assign, redeem or transfer all or any part of its interest in the Financing Documents to which it is a party and
(iv) apply any sums from time to time received for payment or satisfaction of such Secured Party's Financing Liabilities except as otherwise provided in Section 2.5 hereof.

     (c) Each Secured Party hereby agrees that, upon the request of the Collateral Agent, it will give the Collateral Agent notice of the outstanding Debt amount owed by the Partnership or the Company to such Secured Party under the
Financing Documents and any other information that the Collateral Agent may reasonably request. The Partnership and the Company agree that, whenever this Agreement requires the calculation of the amount of the Combined Exposure and whenever requested by the Collateral Agent, the Partnership shall deliver to the Collateral Agent a certificate setting forth in reasonable detail a calculation of the amount of the Combined Exposure.

    Section  2.4 Actions Upon a Trigger Event. So long  as  any
Financing Liabilities remain outstanding in respect of more than one Secured Party, the following provisions shall apply:

         (a) Each Secured Party hereby agrees to give each other Secured Party and the Collateral Agent written notice of the occurrence of an Event of Default under such Secured Party's Financing Documents and of the occurrence of an acceleration under such Secured Party's Financing Documents wherein such Secured Party's Financing Liabilities have been declared to be or have automatically become due and payable earlier than the scheduled maturity thereof and setting forth the aggregate amount of Financing liabilities that have been so accelerated under such Financing Documents, in each case as soon as practicable after the occurrence thereof; provided, however, that the failure to provide such notice shall not limit or impair the rights of the Secured Parties hereunder or under the Financing Documents or the Security Documents. No Secured Party shall be deemed to have knowledge or notice of the occurrence of any Event of Default for the purpose of this Agreement until such Secured Party has received a written notice of such Event of Default from the Borrowers or any other Person for whom such Secured Party is acting as agent or trustee.

          (b) Each of the Borrowers hereby agrees that if a Trigger Event shall have occurred and is continuing, the Collateral Agent is hereby irrevocably authorized and empowered to act as the attorney-in-fact for the Borrowers with respect to the giving of any instructions or notices under the Depositary Agreement. The Collateral Agent hereby agrees that, upon the written request of the Required Creditors, it shall give such notices and instructions under the Depositary Agreement to the Depositary Agent. The Depositary Agent hereby agrees that it shall accept such notices and instructions from the Collateral Agent.

     Section 2.5 Instructions to Depositary Agent. So long as any Financing Liabilities remain outstanding, the following provisions shall apply:

         (a) If a Trigger Event shall have occurred, upon the written request of the Required Creditors, the Collateral Agent, on behalf of the Secured Parties, shall give the Depositary Agent a written notice that a Trigger Event has occurred (the date of such notice, the "Trigger Event Date") and direct the Depositary Agent to render an accounting of the current balance of each Fund and of any other monies of the Borrowers administered by such Depositary Agent.

          (b) At any time on and after the Trigger Event Date, upon the written request of the Required Creditors, the Collateral Agent shall deliver a written notice to the Depositary Agent directing the Depositary Agent to distribute monies then held in the Project Revenue Fund in accordance with Section 3.16(c) of the Depositary Agreement and to distribute monies then held in any or all of the other Funds in accordance with Section 3.16(c) of the Depositary Agreement; provided that (i) all distributions pursuant to Section 3.16(c)(ii) shall be ratable among the Secured Parties, and (ii) monies held in the Project Revenue Fund shall not be applied to any withdrawal, transfer or payment in accordance with
     Section 3.1(b)(i) of the Depositary Agreement unless all the Secured Parties shall direct the Collateral Agent to deliver the notice to the Depositary Agent referred to in Section 3.16(c)(A) of the Depositary Agreement.

         (c) If a Trigger Event shall have occurred, upon the written request of the Required Creditors, the Collateral Agent shall realize and foreclose upon the Collateral (other than the Funds and any monies of the Borrowers administered by the Depositary Agent, which shall be governed exclusively by Sections 2.5(a), 2.5(b) and 2.5(d) hereof and Section 3.16 of the Depositary
    Agreement) and take any and all other actions and exercise any and all rights, remedies and options which it may have under the Security Documents and which the Required Creditors direct it to take under this Agreement.

         (d) The proceeds of any sale, disposition or other realization or foreclosure by the Collateral Agent upon the Collateral or any portion thereof pursuant to the
    Security Documents shall be governed by this Section 2.5(d). Any noncash proceeds resulting from such liquidation of the Collateral shall be held by the Collateral Agent for the benefit of the Secured Parties until later sold or otherwise converted into cash, at which time the Collateral Agent shall apply such cash in accordance with the next sentence of this Section 2.5(d). The Collateral Agent shall transfer any cash proceeds resulting from liquidation of the Collateral to the Depositary Agent for application of such proceeds in accordance with Section 3.16(d) of the Depositary Agreement.

     Section 2.6 Receipt of Money or Proceeds. The Secured Parties and the Depositary Agent hereby agree that if, at any time during the term of this Agreement, any Secured Party receives any payment or distribution of assets of the
Borrowers of any kind or character, whether monies or cash proceeds resulting from liquidation of the Collateral, other than in accordance with the terms of this Agreement and the Depositary Agreement, the Secured Party shall hold such payment or distribution in trust for the benefit of the Secured Parties and shall immediately remit such payment or distribution to the Depositary Agent and the Depositary Agent shall deposit such monies or proceeds in the Project Revenue Fund for application or distribution, as the case may be, in accordance with the terms of this Agreement and the Depositary Agreement.

     Section 2.7 Additional Secured Parties. Any person which executes and delivers a counterpart to this Agreement and is designated as a Secured Party pursuant to the terms of the Designation Letter, shall become a party hereto, shall be bound by and subject to the term and conditions hereof and the covenants stipulations and agreements contained herein.

                          ARTICLE III

                  Right and Duties of Collateral Agent

     Section  3.1   Appointment and Duties of Collateral Agent.

     (a) The Secured Parties hereby designate and appoint Fleet National Bank to act as the Collateral Agent under the Security Documents and this Agreement, and each of the Secured Parties hereby authorizes Fleet National Bank, as the Collateral Agent, to take such actions on its behalf under the provisions of the Security Documents and this Agreement and to exercise such powers and perform such duties as are expressly delegated to the Collateral Agent by the terms of the Security Documents and this Agreement, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in the Security Documents and this Agreement, the Collateral Agent's duties and responsibilities under this Agreement shall be entirely administrative and not discretionary and it shall not have any duties or responsibilities, except those expressly set forth in the Security Documents and this Agreement, or any fiduciary relationship with any Secured Party, and no implied covenants, functions or responsibilities shall be read into the Security Documents, this Agreement or otherwise exist against the Collateral Agent. The Collateral Agent shall not be liable for any action taken or omitted to be taken by it hereunder or under any Security Document, or in connection herewith or therewith, or in connection with the Collateral, unless caused by its gross negligence or willful misconduct.

     (b) The Secured Parties hereby authorize the Collateral Agent to appoint Fleet National Bank to act as the Depositary Agent under the Depositary Agreement. The Secured Parties hereby authorize and empower the Collateral Agent to remove and replace the Depositary Agent pursuant to the terms and conditions of Article IV of the Depositary Agreement and to direct such Depositary Agent according to the terms of this Agreement.

     (c) Notwithstanding anything to the contrary in this Agreement or any Security Document, the Collateral Agent shall not exercise any rights or rights under any of the Security Documents or this Agreement or give any consent (except consents given in conjunction with partial releases of Collateral expressly permitted by the Security Documents) under any of the Security Documents or this Agreement or enter into any agreement amending, modifying, supplementing or waiving any provision of any Security Document or this Agreement unless it shall have been directed to do so in writing by the Required Creditors.

     Section 3.2   Rights of Collateral Agent.

     (a) The Collateral Agent may execute any of its duties under the Security Documents or this Agreement by or through agents or attorneys-in-fact and shall be entitled to advice of counsel, accountants and experts concerning all matters pertaining to such duties and it shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

     (b) Neither the Collateral Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates shall (i) be liable for any action lawfully taken or omitted to be taken by it under or in connection with any Security Document or this Agreement (except for its gross negligence or willful misconduct) or (ii) be responsible in any manner to any of the Secured Parties for any recitals, statements, representations or warranties made by the Borrowers or any representative thereof contained in any Security Document or this Agreement or in any certificate, report, statement or other document referred to or provided for in, or received by the Collateral Agent under or in connection with, any Security Document or this Agreement or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of the Security Documents or this Agreement or for any failure of the Borrowers to perform their obligations thereunder. The Collateral Agent shall not be under any obligation to any Secured Party to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, any Security Document or to inspect the properties, books or records of the Borrowers.

     (c) The Collateral Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrowers), independent accountants and other experts selected by the Collateral Agent. In connection with any request of the Required Creditors, the Collateral Agent shall be fully protected in relying on a certificate of any Person, signed by an Authorized Representative of such Person, setting forth the Combined Exposure held by such Person as of the date of such certificate, which certificate shall state that the Person signing such certificate is an Authorized Representative of such Person and shall state specifically the Security Document and provision thereof pursuant to which the Collateral Agent is being directed to act. The Collateral Agent shall be entitled to rely, and shall be fully protected in relying on such certificate. The Collateral Agent shall be fully justified in failing or refusing to take any action under any Security Document or this Agreement (i) if such action would, in the opinion of the Collateral Agent, be contrary to law or the terms of this Agreement or the other Security Documents, (ii) if such action is not specifically provided for in such Security Document or this Agreement, it shall not have received any such advice or concurrence of the Required Creditors as it deems appropriate, (iii) if, in connection with the taking of any such action that would constitute an exercise of remedies under such Security Document or this agreement, it shall not first be indemnified to its satisfaction by the Borrowers or the Secured Parties (other than the Trustee (in its individual capacity), the Collateral Agent (in its individual capacity), the Depositary Agent (in its individual capacity) or any other agent or trustee under any of the Financing Documents (in their individual capacity)) against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action, or (iv) if, notwithstanding anything to the contrary contained in Section 3.2(e) of this Agreement, in connection with the taking of any such action that would constitute a payment due under any Project Agreement pursuant to the terms of any Consent, it shall not first have received from the Secured Parties funds equal to the amount payable. The Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, under any Security Document or this Agreement in accordance with a request of the Required Creditors (to the extent that the Required Creditors are expressly authorized to direct the Collateral Agent to take or refrain from taking such action), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Secured Parties.

     (d) if, with respect to a proposed action to be taken by it, the Collateral Agent shall determine in good faith in its sole discretion that the provisions of any Security Document
or    this   Agreement   relating   to   the   functions    or
responsibilities or powers of the Collateral Agent are or may be ambiguous or inconsistent or would require the Collateral Agent to exercise its own judgment, the Collateral Agent shall notify the Secured Parties, identifying the proposed action and the provisions that it considers are or may be ambiguous or inconsistent, and shall not perform such function or responsibility or exercise such discretionary power unless it has received the written confirmation of the Secured Parties constituting the Required Creditors that the Secured Parties concur in the circumstances that the action proposed to be taken by the Collateral Agent is consistent with the terms of this Agreement or such Security Document or is otherwise appropriate. The Collateral Agent shall be fully protected
in  acting  or  refraining  from  acting  upon   the
confirmation of the Secured Parties in this respect, and such confirmation shall be binding upon the Collateral Agent.

     (e) The Collateral shall not be deemed to have actual, constructive direct or indirect knowledge or notice of the occurrence of any Event of Default or Trigger Event unless and until a Responsible Officer of the Collateral Agent has received a written notice or a certificate from a Secured Party stating that an Event of Default has occurred under its Financing Documents. The Collateral Agent shall have no obligation whatsoever either prior to or after receiving such notice or certificate to inquire whether a Trigger Event has in fact occurred and shall be entitled to rely conclusively, and shall be fully protected in so relying, on any such notice or certificate so furnished to it. No provision of this Agreement, any Financing Document or any Security Document shall require the Collateral Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or under any Security Document or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. In the event that the Collateral Agent receives such a notice of or certificate regarding the occurrence of any Trigger Event, the Collateral Agent shall give notice thereof to the Secured Parties. The Collateral Agent shall take such action with respect to such Trigger Event as so requested pursuant to Sections 2.3, 2.4 and 2.5 hereof.

     (f) The Collateral Agent shall be under no obligation or duty to take any action under this Agreement or the other Security Documents if taking such action (i) would subject the Collateral Agent to a tax in any jurisdiction where it is not then subject to a tax or (ii) would require the Collateral Agent to qualify to do business in any jurisdiction where it is not then so qualified, unless in the case of (i) or (ii) the Collateral Agent receives security or indemnity satisfactory to it against such tax (or equivalent liability), or any liability resulting from such lack of qualification, in each case as results from the taking of such action under this Agreement or the Security Documents.

     (g) The Borrowers will pay, no later than 30 days following a request and invoice therefor, to the Collateral Agent the amount of any and all reasonable out-of-pocket expenses, including the reasonable fees and expenses of its counsel (and any local counsel) and of any experts and agents, which the Collateral Agent may incur in connection with (i) the administration of this Agreement and the other Security Documents, (ii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Collateral, (iii) the exercise or enforcement (whether through negotiations, legal proceedings or otherwise) of any of the rights of the Collateral Agent or the Secured Parties hereunder or under the other Security Documents or (iv) the failure by the Borrowers to perform or observe any of the provisions hereof or of any of the other Security Documents.

     Section 3.3 Lack of Reliance on the Collateral Agent. Each of the Secured Parties expressly acknowledges that neither the Collateral Agent nor any of its officers, directors employees, agents or attorneys-in-fact has made any representations or warranties to it and that no act by the Collateral Agent hereinafter taken, including, without limitation, any review of the Project or of the affairs of the Borrowers, shall be deemed to constitute any representation or warranty the Collateral Agent to any Secured Party. Each
Secured Party also acknowledges that it (or the lenders represented by the Secured Party) will independently and without reliance upon the Collateral Agent, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under the Security Documents. Except for notices, reports and other documents expressly required to be furnished to the Secured Parties by the Collateral Agent hereunder, the Collateral Agent shall not have any duty or responsibility to provide any Secured Party with any credit or other information concerning the business, operations, property, financial and other condition or creditworthiness of the Project and the Borrowers which may come into the possession of the Collateral Agent or any of its officers, directors, employees, agents or attorneys-in-fact.

     Section 3.4    Indemnification.

    (a) The Secured Parties jointly and severally agree to indemnify the Collateral Agent and its directors, officers, employees and agents (collectively, an "Indemnified Party") as such (to the extent not reimbursed by the Borrowers and without limiting the obligation of the Borrowers to do so), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time be imposed on, incurred by or asserted against the Indemnified Party in any way relating to or arising out of the Security Documents or this Agreement, or the performance by the Collateral Agent of its duties hereunder or thereunder or any action taken or omitted by the Collateral Agent in its capacity as such under or in connection with any of the foregoing (including, but not limited to, any claim that the Collateral Agent is the owner or operator of the Project and liable as such pursuant to the Comprehensive Environmental Response Compensation Liability Act or any other Environmental [Laws); provided that the Secured Parties shall not be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements to the extent that any of the foregoing result from an Indemnified Party's gross negligence or willful misconduct. If a Secured Party pays more than its pro rata (based on the respective Financing Liabilities outstanding on the date of payment) share of the amount payable to an Indemnified Party pursuant to this
Section 3.4(a), such Secured Party shall be entitled to contribution from the Secured Party or Parties that have paid less than its or their pro rata share.

     (b) Each of the Borrowers jointly and severally indemnifies the Collateral Agent and each Secured Party and, in their capacity as such, their officers, directors, shareholders, controlling persons, employees, agents and servants  (each an "Indemnified Party") from and  against  any and all claims, damages, losses, liabilities, obligations, penalties, actions, causes of action, judgments, suits, costs, expenses or disbursements (including, without limitation, reasonable attorneys' and consultants' fees and expenses) (collectively "Damages") of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against any Indemnified Party (or which may be claimed against any Indemnified Party by any Person) by reason of, in connection with or any way relating to or arising out of any Project Document, Collateral Documents, Financing Documents, any Collateral, the Site, the Project, or any other documents or transactions in connection with or relating thereto (including, without limitation, Damages in connection with the presence, Release or threatened Release of Hazardous Materials at, on, under, to or from the Site, the Project or any disposal sites to which wastes from the Project have been taken), unless due to the gross negligence or willful misconduct of such Indemnified Party. Each Borrower further shall, within 30 days following demand by any Indemnified Party, pay to such Indemnified Party all reasonable costs and expenses incurred by such Indemnified Party in enforcing any rights under the Project Documents, Financing Documents and Collateral Documents including reasonable fees and expenses of counsel.

     (c) The agreements in this entire Section 3.4 shall survive the payment or satisfaction in full of the Financing
Liabilities  and the resignation or removal of the  Collateral
Agent or the termination of this Agreement.

     Section 3.5 Resignation or Removal of the Collateral Agent. The Collateral Agent may resign as Collateral Agent upon thirty (30) days' notice to the Secured Parties and may be removed at any time with or without cause by the Required Creditors, with any such resignation or removal to become effective only upon the appointment of a successor Collateral Agent under this Section 3.5, provided, however, that if no successor Collateral Agent shall have been so appointed within thirty (30) days, the resigning Collateral Agent may petition any court of competent jurisdiction for the appointment of a new Collateral Agent; and provided, further, however, that if at any time the Collateral Agent is the same Person as the Trustee, the holders of 25% or more of the Combined Exposure shall have the right to remove the Collateral Agent upon thirty (30) days' notice to the Secured Parties with or without cause, effective upon the appointment of a successor Collateral Agent under this Section 3.5 by the Required Creditors. If the Collateral Agent shall resign or be removed as Collateral Agent by the Required Creditors or by such holders, as applicable, then the Required Creditors shall (and if no such successor shall have been appointed within thirty
(30) days of the Collateral Agent's resignation or removal, the Collateral Agent may) appoint a successor agent for the Secured Parties, which successor agent shall be reasonably acceptable to the Borrowers, whereupon such successor agent shall succeed to the rights, powers and duties of the "Collateral Agent," and the term "Collateral Agent" shall mean such successor agent effective upon its appointment, and the former Collateral Agent's rights, powers and duties as Collateral Agent shall be terminated, without any other or further act or deed on the part of such former Collateral Agent (except that the resigning Collateral Agent shall deliver all Collateral then in its possession to the successor Collateral Agent) or any of the other Secured Parties. After any retiring Collateral Agent's resignation or removal hereunder as Collateral Agent, the provisions of this Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Collateral Agent.

     Section 3.6 Court Orders. The Collateral Agent is hereby authorized, in its exclusive discretion, to obey and comply with all writs, orders, judgments, or decrees issued by any court or administrative agent affecting any money, documents or things held by the Collateral Agent. The Collateral Agent shall not be liable to any of the parties hereto, their successors, heirs or personal representatives by reason of the Collateral Agent's compliance with such writs, orders, judgments or decrees, notwithstanding such writ, order, judgment or decree is later reversed, modified, set aside or vacated.

                    ARTICLE IV

                      General

    Section 4.1 Agreement for Benefit of Parties Hereto. Nothing in this Agreement, express or implied, is intended or shall be construed to confer upon, or to give to, any Person other than the parties hereto and their respective successors and assigns and Persons for whom the parties hereto are acting as agents or representatives, any right, remedy or claim under or by reason of this Agreement or any covenant, condition or stipulation hereof; and the covenants, stipulations and agreements contained in this Agreement are and shall be for the sole and exclusive benefit of the parties hereto and their respective successors and assigns and Persons, if any, for whom the parties hereto are acting as agents or representatives.

     Section 4.2 Severability. In case any one or more of the provisions contained in this Agreement shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected and/or impaired thereby.

     Section 4.3 Notices. All notices, demands, certificates or other communications hereunder shall be in writing and shall be deemed sufficiently given or served for all purposes when delivered personally, when sent by certified or registered mail, postage prepaid, return receipt requested, or by private courier service, or, if followed and confirmed by mail or courier service notice, when telecopied, in each case, with the proper address as indicated below or as set forth in any elective Designation Letter. Each party may, by written notice given to the other parties, designate any other address or addresses to which notices, certificates or other communications to them shall be sent as contemplated by this Agreement. Notices shall be deemed to have been given if and when  received  by  an officer, manager or supervisor  in  the department of the addressee specified for attention (unless the addressee refuses to accept delivery, in which case they shall be deemed to have been given when first presented to the addressee for acceptance); provided, however, that notices to the Collateral Agent must be received by a Responsible Officer. Until otherwise so provided by the respective parties, all notices, certificates and communications to each of them shall be addressed as follows:

         Company:              Panda-Rosemary Funding Corporation
                               4100 Spring Valley Road
                               Suite 1001
                               Dallas, Texas 75244
                               Telecopier Number: (214) 980-6815

         Partnership:          Panda-Rosemary,L.P.
                               4100 Spring Valley Road
                               Suite 1001
                               Dallas, Texas 75244
                               Telecopier Number: (214) 980-6815

         Trustee, Collateral   Fleet National Bank
         Agent or Depositary   Corporate Trust Department
         Agent:                777 Main Street
                               CTM00238
                               Hartford, Connecticut 06115
                               Ref: Panda-Rosemary 1996
                               Telecopier Number: (860) 986-7920

          L/C Issuer:          Bayerische Vereinsbank AG
                               355 Madison Avenue, 19th Floor
                               New York, New York 10017-4679
                               Telecopier Number: (212) 210-0354

         Section 4.4   Successors and Assigns. Whenever in
this Agreement any of the parties hereto is named or referred to, the successors and assigns of such party shall be deemed to be included and all covenants, promises and agreements in this Agreement by or on behalf of the respective parties hereto shall bind and inure to the benefit of the respective successors and assigns of such parties, whether so expressed or not.

     Section  4.5 Counterparts. This Agreement may be executed
in  any  number  of  counterparts, each  executed  counterpart
constituting   an  original  but  all  counterparts   together
constituting only one instrument.

     Section 4.6 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ANY CONTLICTS OF LAWS PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF NEW YORK) THAT MIGHT CAUSE THIS AGREEMENT TO BE GOVERNED BY OR CONSTRUED OR ENFORCED IN ACCORDANCE WITH THE LAWS OF ANY OTHER JURISDICTION.

     Section 4.7 No Impairments of Other Rights. Nothing in this Agreement is intended or shall be construed to impair, diminish or otherwise adversely affect any other rights the Secured Parties may have or may obtain against the Borrowers.

     Section 4.8 Amendment; Waiver. No amendment or waiver of any provision of this Agreement shall be effective unless the same shall be in writing and signed by all the Secured Parties, and any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No delay on the part of any Secured Party in the exercise of any right, power or remedy shall operate as a waiver thereof, nor shall any single or partial waiver by such Secured Party of any right, power or remedy preclude any further exercise thereof, or the exercise of any other right, power or remedy.

     Section   4.9   Headings.   Headings   herein   are   for
convenience only and shall not be relied upon in interpreting or enforcing this Agreement.

    Section 4. 10 Termination. This Agreement shall remain in full force and effect until the Debt Termination Date. Following the Debt Termination Date, Sections 3.4(a) and 3.4(b) of this Agreement shall continue in full force and effect. Notwithstanding anything to the contrary contained herein, upon the payment in full by the Borrowers of all principals interest and other amounts owed to a Secured Party, (i) all references herein to such Secured Party, automatically and without further action or amendment, shall be null and void and without effect and (ii) such Secured Party shall have no rights or duties (other than under Section 3.4(a)) hereunder and shall not be deemed to be a Secured Party or a party to this Agreement.

     Section 4.11 Entire Agreement. This Agreement, including the documents referred to herein, embodies the entire
agreement   and  understanding  of  the  parties  hereto   and
supersedes all prior agreements and understandings of the parties hereto relating to the subject matter herein contained.

     Section 4.12 Limitation of Liability. Notwithstanding anything to the contrary contained in this Agreement, the liability and obligation of the Partnership or the Company to perform and observe and make good the obligations contained in this Agreement and the Collateral Documents shall not be enforced by any action or proceeding wherein damages or any money judgment or any deficiency judgment or any judgment establishing any personal obligation or liability shall be sought, collected or otherwise obtained against any Partner, any past, present or future partner, officer, director or shareholder or related Person of any Partner or the Company (other than the Partnership and the Company) or any Secured Party, and the Collateral Agent, for itself and its successors and assigns, irrevocably waives any and all right to sue for, seek or demand any such damages, money judgment, deficiency judgment or personal judgment against any Partner or any past, present or future partner, officer, director or shareholder or related Person of any Partner or the Company (other than the Partnership and the Company) under or by reason of or in connection with this Agreement and agrees to look solely to the Company and the Partnership and the security and Collateral held under or in connection with the Collateral Documents for the enforcement of such liability and obligation of the Company or the Partnership. Nothing contained in this paragraph shall be construed (i) as preventing the Collateral Agent from naming the Company or the Partnership, any Partner or any past, present or future partner, officer, director or shareholder or related Person of any Partner or the Company in any action or proceeding brought by the Collateral Agent to enforce and to realize upon the security and Collateral provided under or in connection with the Collateral Documents so long as no judgment, order, decree or other relief in the nature of a personal or deficiency judgment or otherwise establishing any personal obligation shall be asked for, taken, entered or enforced against any Partner any past, present or future partner, officer, director or shareholder or related Person of any Partner or the Company (other than the Partnership and the Company), in any such action or proceeding, (ii) as modifying, qualifying or affecting in any manner whatsoever the lien and security interests created by this Agreement and the Collateral Documents and the other Project Documents or the enforcement thereof by the Collateral Agent, (iii) as modifying, qualifying or affecting in any manner whatsoever the personal recourse undertakings, obligations and liabilities of any person, party or entity under any guaranty of payment, completion guaranty, other guaranty or indemnification agreement now or hereafter executed and delivered to the Collateral Agent in connection with the Collateral Documents or (iv) as modifying, qualifying or affecting in any manner whatsoever the personal recourse liability of any Partner, any past, present or future partner, officer, director or shareholder or related Person of any Partner or the Company or any other person, party or entity for fraud or willful misrepresentation or any wrongful misappropriation or diversion of any portion of the Collateral.

     Section 4. 13 Execution in Lieu of Agent. To the extent that any of the Credit Banks or the holders of Additional Permitted Debt are not represented by any agent or trustee, such Credit Bank or holder of Additional Permitted Debt shall be permitted to execute this Agreement and the Designation Letter on its own behalf in lieu of any agent or trustee on its behalf.

     Section 4.14 Representations. Each of the parties hereto, including any party that executes and delivers a counterpart of this Agreement and is designated as a Secured Party pursuant to the Designation Letter, represents and warrants that this Agreement has been duly executed and delivered by it, and constitutes the valid and binding obligation of it, enforceable against it in accordance with the terms hereof, except as such enforceability (i) may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforcement of creditors, rights and remedies generally and (ii) is subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

     Section 4.15 Conflicts With Other Security Documents. Notwithstanding any other provision hereof, in the event of any conflict between the terms of this Agreement and the other Security Documents, the provisions of this Agreement shall control.

     IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed by their duly authorized officers, all as of the date first written above.

                 PANDA-ROSEMARY FUNDING
                 CORPORATION

                 By: /s/ William C. Nordlund
                 Name:
                 Title:

                 PANDA-ROSEMARY, L.P.

                 By: Panda-Rosemary Corporation, its
                     General Partner

                 By: /s/ William C. Nordlund
                 Name:
                 Title:

                 FLEET NATIONAL BANK, as the Trustee

                 By: /s/ K. Larimore
                 Name: Kathy A. Larimore
                 Title: Assistant Vice President

                 FLEET NATIONAL BANK, as the Depositary Agent

                 By: /s/ K. Larimore
                 Name: Kathy A. Larimore
                 Title:  Assistant Vice President

                 FLEET NATIONAL BANK, as the Collateral Agent
                 By: /s/ K. Larimore
                 Title: Assistant Vice President



                                                     Schedule I
                                      to Collateral Agency and
                                       Intercreditor Agreement

           [FORM OF DESIGNATION LETTER]

                      [Date]


Fleet National Bank
Corporate Trust Department
777 Main Street
CMT00238
Hartford, Connecticut 06115
Ref. Panda-Rosemary 1996

     Re: Panda-Rosemary, L. P.

Ladies and
Gentlemen:

     Reference is made to (i) the Collateral Agency and Intercreditor Agreement, dated as of July 3l, 1996 (the "Intercreditor Agreement") among Panda-Rosemary Funding Corporation (the "Company"), Panda-Rosemary, L.P. (the "Partnership" Bayerische Vereinsbank AG, the Depositary Agent (as defined in the Indenture referred to below), any trustees or agents under any other Financing Documents (as defined in the Intercreditor Agreement) and the Collateral Agent (as defined in the Intercreditor Agreement) and (ii) [Describe New Credit Documents]. Capitalized terms used herein and not defined herein shall have the meanings set forth in the Trust Indenture, dated as of July 31, 1996 (the "Indenture"), among the Partnership, the Company and Fleet National Bank.

     The undersigned is the [Bank/Lender] [Agent for the [Banks] [Lenders]] under the [New Credit Document].

     The  undersigned  is  delivering this Designation  Letter
pursuant to Section 2.7 of the Intercreditor Agreement in order to permit the undersigned [and the [Banks] [Lenders]] under the New Credit Document] to become Secured Parties under the Intercreditor Agreement and the Collateral
Documents and to benefit from the Collateral under the Collateral Documents in accordance with the terms of the Intercreditor Agreement and the Collateral Documents.

     Attached hereto is a copy of the certificate to be delivered by the Partnership.

     The undersigned [on behalf of itself and the Bank] [Lenders]] accedes to and agrees to be bound by all of the terms and provisions of the Intercreditor Agreement and the Collateral Documents. in furtherance thereof, the undersigned [on behalf of itself and the [Bank] [Lenders]] agrees to execute a counterpart of the Intercreditor Agreement.

     Our address for notices is:

         (Insert Information]

     We  agree  that any extensions of credit under  the  [New
Credit  Documents]  shall  be deposited  with  the  Depositary
Agent, to the extent required by the Depositary Agreement.

     This Designation Letter may be executed in any number  of
counterparts,   each  executed  counterpart  constituting   an
original but all counterparts together constituting only one instrument.

     THIS DESIGNATION LETTER SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ANY CONFLICTS OF LAWS PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF NEW YORK) THAT MIGHT CAUSE THIS DESIGNATION LETTER TO BE GOVERNED BY OR CONSTRUED OR ENFORCED IN ACCORDANCE WITH THE LAWS OF ANY OTHER JURISDICTION.

     The undersigned officer executing the documents on behalf of it undersigned is duly authorized to do so.

                            [CREDITOR]


                            By:
                            Name:
                            Title:

Acknowledged
By:

FLEET NATIONAL BANK
     as Collateral Agent

By:
Name:
Title:


                     CERTIFICATE OF PANDA-ROSEMARY, L.P.

  I, [Name], [Title] of Panda-Rosemary Corporation (the "Company"), the general partner of Panda-Rosemary, L.P., a Delaware limited partnership (the "Partnership"), DO HEREBY CERTIFY on behalf of the Partnership in its capacity as general partner of the Partnership that:

         1. The debt incurred pursuant to [New Credit Document] is permitted to be incurred in accordance with
  Section 6.16(a) of the Indenture referred to below and Section _____ of the Credit Bank Reimbursement Agreement of the L/C Issuer referred to in the Intercreditor Agreement.

         [2. No event or condition has occurred and is continuing which constitutes a Default or an Event of Default.]

         [3.  A  title  search  report  and  a  UCC  financing
  statement  report  have  been  prepared  and  such   reports
  identify no Liens other than Permitted Liens.]

         [4. The Partnership has obtained the title insurance required by Section 6.4(a)(viii) of the Indenture with respect to the Debt incurred pursuant to [New Credit
  Document]. ]

  Capitalized terms used herein and not defined herein shall have the meaning assigned thereto in the Trust Indenture (as amended, modified and supplemented and in effect on the date hereof, the "Indenture") dated as of July 3l, 1996 among the Partnership, Panda-Rosemary Funding Corporation and Fleet National Bank, as trustee:

WITNESS my hand this _____  day of ______________________.

                  PANDA-ROSEMARY, L.P.

                  By: Panda-Rosemary Corporation, its General Partner


                  Name:
                  Title:

     IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed by their duly authorized officers, all as of the date first written above.

                   PANDA-ROSEMARY FUND1NG
                   CORPORATION

                   By:  /s/  William C. Nordlund
                   Name:
                   Title:

                   PANDA-ROSEMARY, L.P.

                   By: Panda-Rosemary Corporation, its
                       General Partner

                   By:  /s/  William C. Nordlund
                   Name:
                   Title:

                   FLEET NATIONAL BANK, as the Trustee

                   By:  /s/  K. Larimore
                   Name:   Kathy A. Larimore
                   Title: Assistant Vice President

                   FLEET NATIONAL BANK, as the Depositary Agent

                   By:  /s/  K. Larimore
                   Name:  Kathy A. Larimore
                   Title:  Assistant Vice President

                   FLEET NATIONAL BANK, as the Collateral Agent

                   By:  /s/  K. Larimore
                   Name:  Kathy A. Larimore
                   Title: Assistant Vice President